EXHIBIT 99.1

SYSTEMAX CLOSES SALE OF FRANCE OPERATIONS

-Completes Transition to Pure Play Industrial Supplies and MRO Company-

PORT WASHINGTON, NY, September 4, 2018 — Systemax Inc. (NYSE:SYX) today announced it has closed the previously announced sale of its France-based IT business to Bechtle AG. The sale was denominated on a cash-free, debt-free basis and included normalized working capital adjustments. Total cash provided from the sale, before tax and transaction expenses but inclusive of cash on hand in France, was approximately $270 million at current exchange rates.

With the completion of the sale, Systemax currently operates its Industrial Products Group ("IPG") business in North America, which is focused on industrial supplies and MRO (maintenance, repair, and operations), markets the Company has served since 1949. IPG sells private-label and brand-name industrial equipment and supplies to businesses throughout North America, primarily under the names Global Industrial in the U.S and Global Industrial CA / Avenue in Canada. IPG offers over 1 million products that are primarily sold through its websites and corporate sales force. It is a highly successful and rapidly growing business that generated approximately $800 million in revenue in 2017 and grew its revenue at a CAGR of 13.7% from 2012 through 2017.
About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America, going to market through a system of branded e-Commerce websites and relationship marketers.  The Company’s primary brand is Global Industrial (www.globalindustrial.com).
Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company's management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information, vendor, employee or customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our reputation and business; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; technological change has had and can continue to have a material effect on our product mix and results of operations; general economic conditions will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates and foreign regulatory requirements, and our operations are subject to the impact of newly enacted US and foreign tariffs, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.
Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com
- ### -